Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Peoples Bankshares, Inc.

Honaker, Virginia

We consent to the incorporation by reference in this Registration Statement on Form S-1 of New Peoples Bankshares, Inc. of our reports dated February 29, 2012, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts and Change in Accountants” in such Prospectus.

/s/ Elliott Davis, LLC

Galax, Virginia
March 29, 2012